UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2008

OncoVista Innovative Therapies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-27629	23-2426437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14785 Omicron Drive, Suite 104, San Antonio, TX	78245
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 677-6000
Aviation Upgrade Technologies, Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definition Agreement

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On January 8, 2008, the Registrant issued a press release announcing that effective January 2, 2008, Mr. Robert Patterson resigned from his position as Chief Financial Officer of the Registrant as a result of his retirement. In connection with the foregoing resignation, Mr. J. Michael Edwards was appointed to fill the vacancy of the position of Chief Financial Officer, effective January 2, 2008. A copy of the Registrant’s press release is attached as Exhibit 99.1 and is incorporated herein by this reference.

Before joining the Registrant, Mr. Edwards served as the Regional Director of Finance and Accounting for Fieldstone Homes, a residential home construction company, from September 2006 to December 2007. Prior to joining Fieldstone, he worked in key finance and accounting roles at a number of biotechnology companies including Controller at BioNumerik Pharmaceuticals from June 2001 to September 2006 and Assistant Controller at ILEX Oncology from February 2000 to May 2001. From 1997 to 1999, Mr. Edwards was the Chief Accounting Officer for U.S. Global Investors, a publicly traded registered investment adviser. He held various financial management positions with Grant-Lydick Beverage Company from 1995 to 1997. Mr. Edwards was an auditor with PricewaterhouseCoopers from 1992 to 1995. Mr. Edwards has more than fifteen years of experience in accounting and financial management, including participation in several private placements, evaluation of strategic alliance agreements and preparation of filings for a potential initial public offering. Mr. Edwards is a member of the board of directors of Special Olympics Texas. Mr. Edwards holds a Bachelor of Business Administration degree in accounting from the University of Texas at San Antonio, and earned a Masters in Business Administration from the University of Texas. Mr. Edwards is a certified public accountant.

Pursuant to an Executive Employment Agreement between Mr. Edwards and the Registrant entered into on January 4, 2008, the Registrant agreed to employ Mr. Edwards as Chief Financial Officer for a four-year initial term, renewable for successive one-year renewal terms, with a base salary of $140,000 per year. Mr. Edwards is entitled to receive an annual cash bonus equal to 30% of his base salary, provided that the Registrant meets certain performance objectives established by the board of directors.

In addition, the agreement provides for the grant of options to acquire 120,000 shares of the Registrant’s common stock at $1.75 per share. These options vest in equal installments over four years on the first, second, third, and fourth anniversary of the date of grant. If Mr. Edwards’ employment is terminated as a result of his death or disability, he (or in the case of his death, his estate) is entitled to severance of one year’s base salary, one year’s health insurance coverage for his wife and dependent children, and, in the case of termination as a result of disability, one year’s health insurance coverage for Mr. Edwards. If Mr. Edwards’ employment is terminated without cause, he is entitled to one year’s base salary and one year’s health and life insurance that was in effect prior to termination. No severance is payable if Mr. Edwards’ employment is terminated for cause or if Mr. Edwards resigns, retires, or otherwise terminates his employment voluntarily.

The foregoing description of the Executive Employment Agreement is qualified in its entirety by the form of the agreement attached as an exhibit hereto and is incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

10.1	Executive Employment Agreement between Registrant and J. Michael Edwards

99.1	Press Release dated January 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2008

OncoVista Innovative Therapies, Inc.

By:	/s/ Alexander L. Weis
Name:	Alexander L. Weis, Ph.D.
Title:	Chief Executive Officer